Exhibit 99.1

Press Release

TIDEWATER INC. — Pan-American Life Center — 601 Poydras Street, Suite 1900 — New Orleans, LA 70130 — Telephone (504) 568-1010 —Fax (504) 566-4582

Tidewater Inc. and Affiliates Not Target of OFAC Sanctions

NEW ORLEANS, June 24, 2011 – Tidewater Inc. (NYSE: TDW) announced today that it is not affiliated with and has no relationship of any kind with Tidewater Middle East Co. (or any of its affiliates) of Iran, which group of companies were the target of new U.S. Government sanctions announced jointly by the U.S. Treasury Department and the U.S. Department of State. The Treasury Department, in announcing the new sanctions on June 23, 2011 noted in its press release “Fact Sheet” that “The entity being designated today, Tidewater Middle East Co., is separate and distinct from Tidewater Inc., an international shipping company headquartered in the United States and listed on the New York Stock Exchange as TDW. Today’s sanctions are not imposed on Tidewater Inc.”

Similarly, the Treasury Department’s Office of Foreign Assets Control (OFAC), which administers the sanctions by adding sanctioned parties to their list of Specially Designated Nationals (SDN List), noted in its Recent Actions announcement on June 23, 2011 that “There is no relationship between today’s target, Tidewater Middle East Co., and Tidewater (U.S.), an international shipping company headquartered in the United States, listed on the New York Stock Exchange as TDW.” The full text of the Treasury’s Fact Sheet and OFAC’s Recent Actions announcements are available at the following links:

http://www.treasury.gov/press-center/press-releases/Pages/tg.aspx

http://www.treasury.gov/resource-center/sanctions/OFAC-Enforcement/Pages/20110623.aspx

Tidewater Inc. owns 374 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

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